Exhibit 31.4

CERTIFICATION PURSUANT

TO RULE 13a-14(a) UNDER

THE SECURITIES EXCHANGE ACT OF 1934

I, Gina Consylman, certify that:

1.                   I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Ironwood Pharmaceuticals, Inc. for the year ended December 31, 2017; and

2.                   Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: April 27, 2018

By:	/s/ Gina Consylman
Gina Consylman
Chief Financial Officer